BROWN CAPITAL MANAGEMENT MUTUAL FUNDS 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Brown Capital Management Mutual Funds and to the use of our report dated May 27, 2022 on the financial statements and financial highlights of The Brown Capital Management Small Company Fund, The Brown Capital Management Mid Company Fund, The Brown Capital Management International All Company Fund (formerly, The Brown Capital Management International Equity Fund), and The Brown Capital Management International Small Company Fund, each a series of shares of beneficial interest in Brown Capital Management Mutual Funds. Such financial statements and financial highlights appear in the March 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 31, 2023, relating to the financial statements and financial highlights of The Brown Capital Management Small Company Fund, The Brown Capital Management Mid Company Fund, The Brown Capital Management International All Company Fund (formerly, The Brown Capital Management International Equity Fund) and The Brown Capital Management International Small Company Fund (the “Funds”), each a series of Brown Capital Management Mutual Funds, for the year ended March 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania
July 27, 2023